Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

HEIDRICK & STRUGGLES BOARD AUTHORIZES

NEW $50 MILLION STOCK REPURCHASE PROGRAM

CHICAGO, May 31, 2006—Heidrick & Struggles International, Inc. (Nasdaq: HSII), the world’s premier executive search and leadership consulting firm, today announced that its Board of Directors has authorized a new $50 million stock repurchase program. This program will commence following the completion of the company’s $50 million stock repurchase program announced in September 2005, under which approximately $10 million remains authorized as of May 30, 2006.

Stock repurchases under the program will continue to be made through open market transactions or in negotiated or block trades. No time limit has been set for completion of the program. The timing and actual number of shares purchased will depend on a variety of factors such as price, corporate and regulatory requirements, and other market conditions. Repurchased shares may be used for the company’s employee equity programs and other general corporate purposes.

“Heidrick & Struggles is committed to investing for growth and to returning excess cash to our shareholders,” said Thomas J. Friel, chairman and chief executive officer of Heidrick & Struggles. “With the strong cash flow generated by our business, our share repurchase programs give us flexibility to pursue investment opportunities that we believe will drive future growth, while creating value as we return excess free cash flow to our shareholders. The $50 million authorization announced today demonstrates the continued confidence we have in our company and in the investments we are making to grow our business.”

Through two prior buyback programs completed over the past four years, the company has repurchased more than 2.8 million shares of its common stock at an aggregate cost of approximately $61 million.

For the quarter ended March 31, 2006, Heidrick & Struggles had approximately 19.4 million fully diluted shares outstanding.

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About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information, please visit www.heidrick.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to realize our tax loss carryforwards; the timing of any deferred tax asset valuation allowance reversals; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts for analysts:

Julie Creed, VP IR	+1 312-496-1774 or
jcreed@heidrick.com

Contact for media:

Eric Sodorff, Communications Director	+1 312-496-1613 or
esodorff@heidrick.com